Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291721

Prospectus Supplement

(To Prospectus dated December 18, 2025)

Up to $4,700,000

Sky Quarry Inc.

Common Stock

We have entered into that certain Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated January 12, 2026, by and among Sky Quarry Inc. (the “Company”) and Cantor Fitzgerald & Co. (“Cantor” or the “Agent”), relating to the offer and sale of shares of our Common Stock, par value $0.0001 per share, (the “Common Stock”), offered by this prospectus supplement (the “Prospectus Supplement”) and the accompanying prospectus (the “Base Prospectus”). In accordance with the terms of the Sales Agreement, we may offer and sell shares of Common Stock from time to time having an aggregate offering price of up to $4,700,000 to or through Cantor, acting as principal and/or sales agent, as applicable.

Our Common Stock is listed on the Nasdaq Capital Market (“NasdaqCM”) under the symbol “SKYQ.”

As of the date of this Prospectus Supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates, or the public float, was $14,140,646, which was calculated based on 20,559,241 outstanding shares of Common Stock held by non-affiliates at a price of $0.6878 per share, the last reported sale price of our Common Stock on January 7, 2026, as reported on NasdaqCM. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this Prospectus Supplement with a value of more than one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our Common Stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this Prospectus Supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Sales of shares of our Common Stock, if any, under this Prospectus Supplement and the accompanying Base Prospectus will be made by any method permitted by law and deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including by ordinary brokers’ transactions through the facilities of NasdaqCM or any other existing trading market in the United States for our Common Stock, to or through a market maker or otherwise at market prices prevailing at the time of sales, at prices related to prevailing market prices or at negotiated prices, in block transactions  or as otherwise permitted by law.

Cantor is not required to sell any specific number or dollar amount of shares of Common Stock, but Cantor will use its commercially reasonable efforts, as our agent and consistent with its normal trading and sales practices and applicable law, to sell, subject to the terms of the Sales Agreement, shares of our Common Stock, and as agreed upon among us and Cantor from time to time. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We may also sell shares to Cantor as principal for its own account at a price agreed upon at the time of sale. If we sell shares to Cantor as principal, we will enter into a separate agreement with Cantor, and we will describe that agreement in a separate prospectus supplement or free writing prospectus.

Cantor will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross proceeds from each sale of shares of our Common Stock sold under the Sales Agreement. In connection with the sale of shares of our Common Stock on our behalf, Cantor will be deemed an “underwriter” within the meaning of the Securities Act and Cantor’s compensation will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Cantor. We have also agreed to provide indemnification and contribution to Cantor against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this Prospectus Supplement and for future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this Prospectus Supplement and under similar headings in the documents incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus for a discussion of the risks that you should consider in connection with an investment in our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Cantor

The date of this Prospectus Supplement is January 12, 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement and the accompanying Base Prospectus are a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 21, 2025 with an effective date of December 18, 2025, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our Common Stock, or any combination of the securities described in the accompanying Base Prospectus, having an aggregate offering price of up to $1,000,000,000. Under this Prospectus Supplement, we may from time to time offer shares of Common Stock having an aggregate offering price of up to $4,700,000 at prices and on terms to be determined by market conditions at the time of offering. The $4,700,000 of shares of Common Stock that may be sold under this Prospectus Supplement are included the $1,000,000,000 of securities that may be sold as described on the accompanying Base Prospectus. This Prospectus Supplement, the accompanying Base Prospectus and the documents and information incorporated herein and therein by reference include important information about us, the shares being offered and other information you should know before investing in our Common Stock.

This Prospectus Supplement provides information about the Common Stock we are offering and also adds to and updates information contained in the accompanying Base Prospectus and the documents incorporated by reference herein and therein. To the extent there is a conflict between the information contained in this Prospectus Supplement, on the one hand, and the information contained in the accompanying Base Prospectus or any document incorporated by reference that was filed with the SEC before the date of this Prospectus Supplement, on the other hand, you should rely on the information in this Prospectus Supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this Prospectus Supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this Prospectus Supplement, the accompanying Base Prospectus and the information incorporated or deemed to be incorporated by reference in this Prospectus Supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cantor has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this Prospectus Supplement, the accompanying Base Prospectus or any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this Prospectus Supplement is accurate as of any date other than as of the date of this Prospectus Supplement, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this Prospectus Supplement or any sale of shares of our Common Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this Prospectus Supplement, the accompanying Base Prospectus and the documents incorporated herein and therein by reference and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this Prospectus Supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are not, and Cantor is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this Prospectus Supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus Supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this Prospectus Supplement outside the United States. This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the Prospectus Supplement or accompanying Base Prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this Prospectus Supplement or the accompanying Base Prospectus. This Prospectus Supplement and the accompanying Base Prospectus includes or incorporates by reference industry and market data that we obtained from third-party reports, studies and surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections included in these sources are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data contained in or incorporated by reference into this Prospectus Supplement or the accompanying Base Prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

Trademarks, Trade Names and Service Marks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Prospectus Supplement, the accompanying Base Prospectus and the documents incorporated herein or therein by reference may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this Prospectus Supplement, the accompanying Base Prospectus or the documents incorporated by reference is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this Prospectus Supplement, the accompanying Base Prospectus or in the documents incorporated by reference may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this Prospectus Supplement and accompanying Base Prospectus. You should carefully read the entire Prospectus Supplement, the accompanying Base Prospectus and the other documents incorporated herein or therein by reference, including the risks associated with an investment in our Company discussed in the “Risk Factors” section, and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this Prospectus Supplement, the accompanying Base Prospectus and the other documents incorporated herein or therein by reference are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context indicates otherwise, references in this Prospectus Supplement to “we,” “us,” “our” and “our company” refer, collectively, to Sky Quarry Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are an oil production, refining, and development-stage environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated sands and soils, providing sustainable refined crude products. We expect the recycling and production of oil from asphalt shingles to reduce the dependence on landfills for the disposal of waste and to also reduce dependence on foreign and domestic virgin crude oil extraction for industrial uses.

We have developed a process for separating oil from oily sands and other oil-bearing solids utilizing a proprietary solvent, which we refer to as our ECOSolv technology or the ECOSolv process. The solvent is used in a closed-loop distillation and evaporation circuit which results in up to 99% of the solvent being recoverable for continuous reuse and requires no water. The solvent has demonstrated oil separation rates of up to 95% in bench testing using samples of both mined crushed ore and ground asphalt shingles. Bench testing was conducted in house, and through unaffiliated third parties, which were completed on May 3, 2022 and August 30, 2022.

Currently, we intend to finish retrofitting our oil sands remediation facility located in PR Spring in eastern Utah in the next twelve months to recycle waste asphalt shingles using our ECOSolv technology, to produce and sell oil as well as asphalt paving aggregate mined from our bitumen deposit.

We intend to continue to develop regional model asphalt shingle recycling facilities, which can be deployed in areas with high concentrations of waste asphalt shingles and near asphalt shingle manufacturing centers. Our design contemplates a modular, scalable, purpose-built facility capable of remediating waste asphalt shingles and separation into their base components of bitumen / asphalt cement, shingle granules, sand aggregate, limestone and fiberglass.

Recent Developments

Plant Outages and Maintenance

Our facilities require ongoing maintenance and from time to time certain repairs, improvements and retrofitting, which may require us to temporarily shut down or operate at a diminished capacity. Our Foreland refinery facility was initially shut down during the fourth quarter of 2025 to repair a boiler. Currently, repairs have been completed, and the refinery is being prepared to resume operations, subject to the procurement of feedstock. We expect the facility to be operational by the end of January 2026. We expect such and other previous outages at the Foreland facility to have had an impact on our final financial results for the third and fourth quarters of 2025.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company.

We are a “smaller reporting company” and “emerging growth company” as defined in Rule 12b-2 of the Securities Act, meaning that we may continue to rely on certain exemptions from disclosure requirements and other requirements that are available to smaller reporting companies and emerging growth companies. Specifically, we may choose to present only two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, have reduced disclosure obligations, including the description of executive compensation, take advantage of the exception from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, and delay the adoption of certain accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering, (ii) the last day of the first fiscal year in which our total annual gross revenues are $1.235 billion or more, (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We may also continue to be a smaller reporting company until at the time of determination, the market value of our shares held by non-affiliates is $250 million or more, and either (i) the market value of our shares held by non-affiliates $700 million or more, or (ii) our annual revenue was $100 million or more, unless certain other conditions are met.

Corporate Information

Our principal executive offices are located at 707 W. 700 S. Suite 101, Woods Cross, UT 84087 and our telephone number is (424) 394-1090. We maintain a website at www.skyquarry.com. Information available on our website is not incorporated by reference in and is not deemed a part of this Prospectus Supplement or the accompanying Base Prospectus.

THE OFFERING

Issuer	Sky Quarry Inc., a Delaware corporation.

Common Stock offered by us	Shares of Common Stock having an aggregate gross offering price of up to $4,700,000.

Common Stock outstanding after this offering

30,317,190 shares of Common Stock assuming sales of 6,833,382 shares of our Common Stock in this offering at a price of $0.6878 per share, which was the last reported sale price of our Common Stock on NasdaqCM on January 7, 2026. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Manner of Offering

Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act to or through Cantor acting as the principal and/or the sales agent. Cantor will use commercially reasonable efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution” beginning on page S-14 of this Prospectus Supplement.

Use of proceeds

We may use the net proceeds from the sale of shares of our Common Stock, if any, for general corporate purposes, which include, among other things: debt repayment, working capital and/or capital expenditures. Our management will retain broad discretion over the allocation of the net proceeds from the sale of shares of our Common Stock offered by this Prospectus Supplement. See “Use of Proceeds” beginning on page S-11 of this Prospectus Supplement.

Risk factors

Your investment in shares of our Common Stock involves substantial risks. See the section titled “Risk Factors” beginning on page S-6 of this Prospectus Supplement and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

NasdaqCM symbol	Our Common Stock is listed on NasdaqCM under the symbol “SKYQ.”

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 23,483,808 shares of our Common Stock outstanding as of September 30, 2025, which excludes:

•769,977 shares of our Common Stock issued to LendSpark Corporation (“LendSpark”) in connection with the settlement of certain loans owed to LendSpark, and an additional 699,977 shares of Common Stock LendSpark is entitled to in full settlement of all amounts due to LendSpark pursuant to a certain settlement agreement entered into between the Company and LendSpark on December 1, 2025;

•4,000,000 shares of our Common Stock reserved for issuance under our 2020 Stock Plan, as amended;

•6,400,903 shares of our Common Stock issuable upon the exercise of certain outstanding warrants; and

•566,667 shares of our Common Stock issuable upon the conversion of certain outstanding convertible notes.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the risks described below, those discussed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this Prospectus Supplement, and all of the other information contained in or incorporated by reference into this Prospectus Supplement, the accompanying Base Prospectus or any related free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. If any of the events or developments described by such risk factors were to occur, our business, financial condition, results of operations or prospects could be materially and adversely affected and the trading price of our Common Stock could decline.

Risks Related to this Offering and Our Common Stock

Management will have broad discretion as to the allocation of the net proceeds from the sale of shares of our Common Stock offered by this Prospectus Supplement, and we may not use the net proceeds effectively.

Because we have not designated the amount of net proceeds from the sale of shares of our Common Stock offered by this Prospectus Supplement to be used for any particular purpose, our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. See “Use of Proceeds” beginning on page S-11 of this Prospectus Supplement. Our management may use the net proceeds, if any, for corporate purposes that may not improve our financial condition or the market price of our Common Stock, or such proceeds may be applied in ways with which you do not agree.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate 6,833,382 shares of our Common Stock are sold pursuant to this Prospectus Supplement at a price of $0.6878 per share, which was the last reported sale price of our Common Stock on NasdaqCM on January 7, 2026, for aggregate gross proceeds of $4,700,000, after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.46 per share, representing the difference between our pro forma net tangible book value per share of $0.23 after giving effect to this offering and the assumed offering price. See “Use of Proceeds” beginning on page S-11 of this Prospectus Supplement for a more detailed illustration of the dilution you could incur if you participate in this offering.

In addition, we have a significant number of stock options, warrants and other equity-linked securities outstanding. To the extent that these may be exercised or settled, you may experience further dilution. We may also choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through additional issuances of shares of our Common Stock or other securities convertible into, exercisable or exchangeable for or otherwise linked to our Common Stock, the issuance of such securities could result in further dilution and downward pressure on the market price of our Common Stock.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and accordingly, may experience different levels of dilution and different outcomes in their investment results. We will have the discretion to vary the timing, prices and numbers of shares sold in this offering, and there is no minimum or maximum sales price for the shares to be sold in this offering. You may experience a decline in the value of shares purchased in this offering due to other sales for prices lower than those you paid.

We may not be able to maintain a listing of our Common Stock on Nasdaq.

Our Common Stock is listed on Nasdaq, and we must meet certain financial and liquidity criteria to maintain the listing of our Common Stock. If we fail to meet any listing standards or if we violate any listing requirements, our Common Stock may be delisted. In addition, our Board of Directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. The delisting of shares of our Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell shares of our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment, trigger defaults or penalties, reduce the confidence of investors, customers and employees and adversely affect our business, financial condition, results of operations and prospects.

On March 28, 2025, we were notified by The Nasdaq Stock Market LLC (“Nasdaq”) that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”) because the closing bid price of our Common Stock had closed below $1.00 per share for 30 consecutive business days. We were provided an initial 180-day compliance period, which was scheduled to expire on September 24, 2025. On September 25, 2025, we received a written notification from Nasdaq stating that the Company has been granted an additional 180-day period, or until March 23, 2026, to regain compliance with the Minimum Bid Price Requirement. The last reported closing bid price of our Common Stock on NasdaqCM on January 7, 2026 was $0.6878. Although we intend to regain compliance with the Minimum Bid Price Requirement, seek additional extensions as necessary and continue to actively monitor the closing bid price of our Common Stock, we cannot guarantee that we will regain compliance with the Minimum Bid Price Requirement.

General Risks Related to our Business

Our recurring losses from operations raise substantial doubt regarding our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.

We sustained losses from operations of $7,523,186 and $1,367,881 for the years ended December 31, 2024 and 2023, respectively. Accordingly, we have concluded that substantial doubt exists regarding our ability to continue as a going concern. Our audited consolidated financial statements for the year ended December 31, 2024, have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties related to our ability to operate on a going concern basis. In its report on our consolidated financial statements for the years ended December 31, 2024 and 2023, our independent registered public accounting firm included an explanatory paragraph stating that our recurring losses from operations and net capital deficiency raise substantial doubt about our ability to continue as a going concern. The perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations, which would have a material adverse effect on our operations.

Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that investors will lose all or a part of their investment. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

We have outstanding debt that is past due and we are not currently making full payments to certain of our lenders which could result in our lenders declaring the loans to be in default.

As of September 30, 2025, we had outstanding debt that was past-due in the amount of approximately $5.2 million excluding convertible debt, or approximately $6.7 million including convertible debt. Although the Company is in the process of negotiating payment terms with the applicable lenders, in the event of foreclosure, it is likely that our ability to continue operations would be compromised, which could result in significant losses for our stockholders and could require us to pursue bankruptcy protection.

Failure to maintain an effective system of disclosure controls and procedures and internal control over financial reporting, or our failure to remediate our existing material weaknesses in our internal control over financial reporting, could have a material adverse effect on our results of operations, financial condition and cash flows.

As a public reporting company, we are required to establish and periodically evaluate our disclosure controls and procedures with respect to information we file with or submit to the SEC and our internal control over financial reporting with respect to our financial statements and related disclosures. Upon our management’s evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures as of September 30, 2025 were not effective to provide reasonable assurance that information required to be disclosed in our periodic filings under the Exchange Act is accumulated and communicated to our management to allow timely decisions regarding required disclosure.

We are also required to assess the effectiveness of our internal control over financial reporting at the end of each fiscal year pursuant to Section 404 of the Sarbanes-Oxley Act. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. In such a case, we may be unable to accurately report our financial results or report them within the timeframes required by the SEC, and we could, as a result, become subject to sanctions or investigations by the SEC or other regulatory authorities, and investors and other users of our financial statements may lose confidence in the accuracy and completeness of our financial reports. This may in turn impair our business, restrict our access to the capital markets and adversely impact our stock price.

In connection with the preparation of our annual financial statements for the year ended December 31, 2024, our management determined that as of December 31, 2024, our internal controls over financial reporting were not effective and that there were material weaknesses in our internal control over financial reporting. Specifically, our management has identified a material weakness related to a shortage of resources in the accounting department required to assure appropriate segregation of duties with employees having appropriate accounting qualifications related to our industry accounting and disclosure rules. In addition, other material weaknesses that have come to our management’s attention include: (i) a lack of independent review of manual journal entries; (ii) a lack of accounting discipline, especially due to the lack of accounting resources identified previously; (iii) inadequate procedures for required periodic evaluations of goodwill for impairment; (iv) incorrect recording of inventory at the lower of cost or net realizable value and (v) inadequate policies and procedures to prepare financial statements with sufficient quality and accuracy and in compliance with the generally accepted accounting principles in the United States, including our failure to address all of our auditors comments in a satisfactory or timely manner.

Our management has begun the initial steps in developing its remediation plan to address the material weakness described above. The initial steps we have taken include identifying the appropriate resources to execute its remediation plan, which will include both internal resources with experience in our industry and outsourced accounting staff, as well as the creation of additional internal procedures to ensure the segregation of duties. We are also in an active search for a permanent chief financial officer, as Marcus Laun is currently serving as our interim chief financial officer and interim chief executive officer. We are still developing a full remediation plan and are in the early phase of what will be a multi-step remediation process to completely and fully remediate the material weaknesses identified and described above. However, if our remediation efforts are insufficient or not completed in a timely manner, or if additional material weaknesses in our internal control over financial reporting are identified or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results, which could materially and adversely affect our business, results of operations and financial condition, restrict our ability to access the capital markets, require us to expend significant resources to correct the material weaknesses, subject us to fines, penalties or judgments, harm our reputation or otherwise cause a decline in investor confidence.

We have engaged in transactions with related parties, and such and other transactions in the future could present conflicts of interest that could have a material adverse effect on our results of operations, financial condition and cash flows.

We have engaged in the past, and may continue to engage in the future, in related-party transactions. Such transactions may present conflicts of interest, which could result in disadvantages to us and may impair investor confidence, which could have a material adverse effect on our results of operations, financial condition and cash flows. Related parties may be motivated by personal or other interests that may not be in our or our stockholders’ best interests. Certain of our affiliates may economically benefit from our arrangements with related parties, and certain related-party transactions may not involve arms’ length negotiations with respect to their terms and conditions, which could result in unfavorable terms for us. Further, the mere appearance of a conflict of interest could impair the confidence of our investors.

Our financial results may fluctuate from quarter to quarter due to certain maintenance requirements.

We rely on our facilities, our refineries in particular, for our business. Such facilities require ongoing maintenance, and may from time to time require certain repairs, improvements and retrofitting to ensure optimal or desired performance (collectively, “Maintenance”). Certain Maintenance may require a shutdown of certain facilities or cause such facilities to operate in a diminished capacity (an “Outage”), as was the case in both the third and fourth quarters of 2025. We are currently experiencing an Outage that began during the fourth quarter of 2025 and is anticipated to continue until about the fourth week of January 2026. Although certain Outages may be caused by factors outside of our control, such as natural disasters, we have in the past, and will continue to, schedule and perform planned Outages to conduct necessary or desired Maintenance. Outages may affect our business, financial condition and results of operations, and may cause actual results to differ materially from our plans and projections. In addition, Outages may cause our financial results to fluctuate from quarter to quarter, which would make our financial results difficult to compare.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Base Prospectus and the information and documents incorporated herein and therein by reference contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this Prospectus Supplement, the accompanying Base Prospectus and the information and documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this Prospectus Supplement and accompanying Base Prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $4,700,000, which is included in the $1,000,000,000 of securities that may be sold as described by the accompanying Base Prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under, or fully utilize, the Sales Agreement with Cantor as a source of financing.

We will retain broad discretion over the use of the net proceeds to us from the sale of shares of our Common Stock under this Prospectus Supplement. We currently expect to use the net proceeds that we receive from this offering general corporate purposes, which may include, without limitation, repayment of existing debt, working capital, capital expenditures and other corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of September 30, 2025, our pro forma net tangible book value was $6,834,418, or $0.23 per share of Common Stock. The pro forma net tangible book value as of September 30, 2025 reflects the Company’s actual unaudited net tangible book value, calculated as the Company’s tangible assets of $17,642,900 less the Company’s total liabilities of $15,390,982, as of September 30, 2025, as reported on the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, and adjusted by giving effect to this offering with the assumptions as described below.

We calculate the pro forma net tangible book value per share by dividing our pro forma net tangible book value by 23,483,808, the number of shares of our Common Stock outstanding as of September 30, 2025 (adjusted to reflect the number of shares to be issued for this offering).

After giving effect to the sale by us of shares of our Common Stock in the aggregate amount of $4,700,000 in this offering at an assumed offering price of $0.6878 per share, which was the last reported sale price of our Common Stock on NasdaqCM on January 7, 2026, and after deducting estimated commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2025 would have been approximately $6,834,418 or $0.23 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $0.13 per share of our Common Stock to existing stockholders and an immediate dilution of $0.46 per share of our Common Stock to purchasers in this offering. The following table illustrates the dilution:

Assumed public offering price per share of our Common Stock	$0.6878
Net tangible book value per share of our Common Stock as of September 30, 2025	$0.10
Increase in net tangible book value per share of our Common Stock attributable to new investors	$0.13
Pro forma net tangible book value per share of our Common Stock, after giving effect to this offering	$0.23
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering	$0.46

The table above assumes, for illustrative purposes, that an aggregate 6,833,382 shares of our Common Stock are sold at a price of $0.6878 per share, which was the last reported sale price of our Common Stock on NasdaqCM on January 7, 2026, for aggregate gross proceeds of $4,700,000. The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.10 per share in the price at which shares of our Common Stock are sold from the assumed offering price of $0.6878 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $4,700,000 during the term of the Sales Agreement are sold at that price, would increase the dilution in net tangible book value per share of our Common Stock to new investors to $0.56 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which shares of our Common Stock are sold from the assumed offering price of $0.6878 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $4,700,000 during the term of the Sales Agreement are sold at that price, would decrease our pro forma net tangible book value per share of our Common Stock after the offering to $0.22 per share, such that existing stockholders would not experience the immediate increase in net tangible book value of $0.13 per share and new investors would experience less dilution in net tangible book value per share of our Common Stock after the offering at $0.37 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. The number of shares of our Common Stock assumed to be outstanding immediately after this offering included in the table above is based on 30,317,190 shares of our Common Stock.

This information is supplied for illustrative purposes only and may differ based on actual offering prices and number of shares of our Common Stock sold in this offering.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of shares of our Common Stock or other equity-linked securities, the issuance of those securities could result in further dilution to our stockholders.

DIVIDEND POLICY

Any determination to pay dividends on our Common Stock will be at the discretion of our Board of Directors (the “Board”) and will depend on our financial condition, results of operations, capital requirements and other factors that our Board deems relevant. In addition, the terms of any future debt or credit facility may preclude us from paying dividends. At this time, we have never declared or paid any cash dividends, and we do not anticipate paying any future dividends on our Common Stock.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Cantor on January 12, 2026. Under the terms of the Sales Agreement, we may offer and sell up to $4,700,000 of shares of our Common Stock from time to time to or through Cantor, acting as the principal and/or the sales agent. The $4,700,000 of shares of Common Stock that may be sold under this Prospectus Supplement are included the $1,000,000,000 of securities that may be sold as described in the accompanying Base Prospectus. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this Prospectus Supplement.

Upon delivery of a placement notice to Cantor and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of shares of our Common Stock upon notice and subject to other conditions.

We will pay Cantor for its services in acting as agent in the sale of shares of our Common Stock in connection with this offering, a commission, in cash, at a rate of up to 3.0% of the gross sales price per share issued by us and sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified fees and documented expenses, including the reasonable and documented out-of-pocket fees and disbursements of Cantor’s counsel in an amount not to exceed (a) $125,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement, and (c) $40,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement.

Settlement for sales of shares of our Common Stock will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our Common Stock as contemplated in this Prospectus Supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the potential future sales of Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and Cantor’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We will report at least quarterly the number of shares of our Common Stock sold under the Sales Agreement and the net proceeds to us in connection with such sales of shares of our Common Stock.

The offering of shares of our Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market-making activities involving our shares of Common Stock while the offering is ongoing under this Prospectus Supplement.

We have granted to Cantor the right to act as sole sales agent in connection with any future at-the-market transactions for a period of 24 months following this transaction. In accordance with FINRA Rule 5110(g)(6)(A), such “right of first refusal” shall not have a duration of more than three years from the commencement of sales of this offering.

This Prospectus Supplement and the accompanying Base Prospectus may be made available in electronic format on a website maintained by Cantor, which Cantor may distribute this Prospectus Supplement and the accompanying Base Prospectus electronically.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Cantor is being represented in connection with the offering described in this Prospectus Supplement by DLA Piper LLP (US), New York, New York.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2024 and 2023 have been incorporated by reference in this Prospectus Supplement and the registration statement of which it forms a part in reliance upon the report of Tanner LLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. Effective October 31, 2025, Tanner LLC converted to Tanner LLP. Effective November 7, 2025, Tanner LLP succeeded to the registration status of Tanner LLC, the predecessor firm, following the change in legal structure.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.skyquarry.com. Information accessible on or through our website is not a part of this Prospectus Supplement or the accompanying Base Prospectus.

This Prospectus Supplement is a part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement that we filed on Form S-3. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this Prospectus Supplement forms a part or under cover of a Current Report on Form 8-K or other filing and are incorporated in this Prospectus Supplement by reference. Statements in this Prospectus Supplement or the accompanying Base Prospectus about these documents are summaries, and each such statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this Prospectus Supplement or the accompanying Base Prospectus is considered to be part of this Prospectus Supplement or the accompanying Base Prospectus, as applicable. Because we are incorporating by reference future filings with the SEC, this Prospectus Supplement and the accompanying Base Prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this Prospectus Supplement or accompanying Base Prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this Prospectus Supplement, the accompanying Base Prospectus or any document previously incorporated by reference have been modified or superseded. This Prospectus Supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the Common Stock described by this Prospectus Supplement is terminated or completed:

•our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025, as amended by Amendment No. 1 filed with the SEC on April 21, 2025, Amendment No. 2 filed with the SEC on June 17, 2025 and Amendment No. 3 filed with the SEC on August 25, 2025;

•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 15, 2025, August 14, 2025 and November 14, 2025, respectively;

•our Current Reports on Form 8-K filed with the SEC on January 15, 2025, March 3, 2025, April 3, 2025, April 8, 2025, July 15, 2025, July 17, 2025, July 24, 2025, July 30, 2025, August 8, 2025, September 4, 2025, September 16, 2025, September 30, 2025, October 6, 2025, November 5, 2025, November 21, 2025, December 15, 2025 and January 8, 2026; and

•the description of our Common Stock in our registration statement on Form 8-A filed with the SEC on September 30, 2024 (File No. 001-42296), including any amendments or reports filed for the purpose of updating such description, such as contained in Exhibit 4.1 to Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 filed with the SEC on June 17, 2025.

Any statement made in a document incorporated by reference into this Prospectus Supplement or the accompanying Base Prospectus will be deemed to be modified or superseded for purposes of this Prospectus Supplement and the accompanying Base Prospectus to the extent that a statement contained in this Prospectus Supplement or the accompanying Base Prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement or the accompanying Base Prospectus, as applicable.

We will provide to each person, including any beneficial owner, to whom this Prospectus Supplement and accompanying Base Prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this Prospectus Supplement or the accompanying Base Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Sky Quarry Inc., Attn: Secretary, 707 W. 700 S. Suite 101, Woods Cross, UT 84087, or by calling us at (424) 394-1090.

PROSPECTUS

$1,000,000,000

Sky Quarry Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SKYQ.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities in primary offerings pursuant to this prospectus with a value more than one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding common stock held by nonaffiliates equals or exceeds $75.0 million, then the one-third limitation on primary offerings shall not apply to additional sales made pursuant to this prospectus. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 18, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $1,000,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections of this prospectus titled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from third-party reports, studies and surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections included in these sources are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data contained in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

Trademarks, Trade Names and Service Marks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus or in the documents incorporated by reference into this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or in the documents incorporated by reference into this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “our company” refer, collectively, to Sky Quarry Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are an oil production, refining, and development-stage environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated sands and soils, providing sustainable refined crude products. We expect the recycling and production of oil from asphalt shingles to reduce the dependence on landfills for the disposal of waste and to also reduce dependence on foreign and domestic virgin crude oil extraction for industrial uses.

We have developed a process for separating oil from oily sands and other oil-bearing solids utilizing a proprietary solvent, which we refer to as our ECOSolv technology or the ECOSolv process. The solvent is used in a closed-loop distillation and evaporation circuit which results in up to 99% of the solvent being recoverable for continuous reuse and requires no water. The solvent has demonstrated oil separation rates of up to 95% in bench testing using samples of both mined crushed ore and ground asphalt shingles. Bench testing was conducted in house, and through unaffiliated third parties, which were completed on May 3, 2022 and August 30, 2022.

Currently, we intend to finish retrofitting our oil sands remediation facility located in PR Spring in eastern Utah in the next twelve months to recycle waste asphalt shingles using our ECOSolv technology, to produce and sell oil as well as asphalt paving aggregate mined from our bitumen deposit.

We intend to continue to develop regional model asphalt shingle recycling facilities, which can be deployed in areas with high concentrations of waste asphalt shingles and near asphalt shingle manufacturing centers. Our design contemplates a modular, scalable, purpose-built facility capable of remediating waste asphalt shingles and separation into their base components of bitumen / asphalt cement, shingle granules, sand aggregate, limestone and fiberglass.

Corporate Information

Our principal executive offices are located at 707 W. 700 S. Suite 101, Woods Cross, UT 84087 and our telephone number is (424) 394-1090. We maintain a website at www.skyquarry.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer our common stock either alone or underlying other registered securities convertible into our common stock. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the near future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Depositary Shares

We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 filed with the SEC on June 17, 2025.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•the title and ranking of the debt securities (including the terms of any subordination provisions);

•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

•any limit upon the aggregate principal amount of the debt securities;

•the date or dates on which the principal of the securities of the series is payable;

•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•the right, if any, to defer payments of interest and the maximum length of such deferral period;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed;

•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);

•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•any provisions relating to any security provided for the debt securities;

•any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of their properties to us.

Events of Default

“Event of default” means with respect to any series of debt securities, any of the following:

•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•default in the payment of principal of any security of that series at its maturity;

•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•to cure any ambiguity, defect or inconsistency;

•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•to provide for uncertificated securities in addition to or in place of certificated securities;

•to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•to surrender any of our rights or powers under the indenture;

•to add covenants or events of default for the benefit of the holders of debt securities of any series;

•to comply with the applicable procedures of the applicable depositary;

•to make any change that does not adversely affect the rights of any holder of debt securities;

•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•reduce the principal amount of discount securities payable upon acceleration of maturity;

•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and bylaws, and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Shares

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•all outstanding depositary shares have been redeemed; or

•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•the currency or currency units in which the offering price, if any, and the exercise price are payable;

•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•whether the warrants are to be sold separately or with other securities as parts of units;

•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•any applicable material U.S. federal income tax consequences;

•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•the designation and terms of any equity securities purchasable upon exercise of the warrants;

•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•information with respect to book-entry procedures, if any;

•the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•any redemption or call provisions; and

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•the price, if any, for the subscription rights;

•the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•the number of subscription rights to be issued to each stockholder;

•the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•the extent to which the subscription rights are transferable;

•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part, the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•any provisions relating to any security provided for the purchase contracts;

•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•whether the purchase contracts are to be prepaid or not;

•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•whether the purchase contracts will be issued in fully registered or global form; and

•any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

•through underwriters;

•through dealers;

•through agents;

•directly to purchasers; or

•through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•at a fixed price or prices that may be changed from time to time;

•at market prices prevailing at the time of sale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•the name of the agent or any underwriters;

•the public offering or purchase price;

•if applicable, the names of any selling securityholders;

•any discounts and commissions to be allowed or paid to the agent or underwriters;

•all other items constituting underwriting compensation;

•any discounts and commissions to be allowed or paid to dealers; and

•any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bevilacqua PLLC, Washington, DC. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2024 and 2023 have been incorporated by reference in this prospectus in reliance upon the report of Tanner LLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.skyquarry.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025, as amended by Amendment No. 1 filed with the SEC on April 21, 2025, Amendment No. 2 filed with the SEC on June 17, 2025 and Amendment No. 3 filed with the SEC on August 22, 2025;

•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 15, 2025, August 14, 2025 and November 14, 2025, respectively;

•our Current Reports on Form 8-K filed with the SEC on January 15, 2025, March 3, 2025, April 3, 2025, April 8, 2025, July 15, 2025, July 17, 2025, July 24, 2025, July 30, 2025, August 8, 2025, September 4, 2025, September 16, 2025, September 30, 2025, October 6, 2025, November 5, 2025 and November 21, 2025; and

•the description of our common stock contained in Exhibit 4.1 to Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 filed with the SEC on June 17, 2025, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Sky Quarry Inc., Attn: Secretary, 707 W. 700 S. Suite 101, Woods Cross, UT 84087, or by calling us at (424) 394-1090.

Up to $4,700,000

Sky Quarry Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Cantor

January 12, 2026